补充协议

甲方：ORGANIC AGRICULTURAL COMPANY LIMITED

NV Business ID: NV20181273914

Entity Number: E0189052018-5

地址：哈尔滨高新技术产业开发区科技创新城创新一路 2305 号 6 层 A 区

乙方：UNBOUNDED IOT BLOCK CHAIN LIMITED

Company Number：11432740

注册地址：UNIT G25 WATERFRONT STUDIOS, 1 DOCK ROAD, LONDON, UNITED KINGDOM, E16 1AH

一、 双方根据 2020 年 11 月签订的合作协议（简称“原协议”），甲方（以其子公司香港有机农业）和乙方（暂以其代理人陈泽武）共同在中国境内厦门设立了天赐万贯（厦门）数字科技有限公司（以下简称“天赐万贯”），甲方占天赐万贯的股权比例为 51%，乙方占天赐万贯的股权比例为 49%。在此基础上，为更好推进原协议目标的实施，现双方经商定一致达成以下补充条款：

1. 甲方于补充协议签订后一个月内先向乙方增发 1000 万股股票（1000 万股×0.3067 美元/股，折合 306.7 万美元），由乙方授权人陈泽武持有。乙方同意在业绩目标达成前：（1）本次增发的 1000 万股票不得向第三方转让、抵押及其他处置；（2）乙方不得利用股东身份以任何形式干涉甲方现有股东对公司的管理和运营；（3）乙方在本协议中获得的甲方发行的股票对应的管理权与投票权由乙方及授权人陈泽武行使，乙方及其授权人陈泽武将与郝树平在管理权与投票权中保持意见一致。

2.乙方需在增发日起 12 个月内，完成如下所述的业绩目标，如乙方在期限内未能达成业绩目标，增发给乙方的 1000 万股股票将在期满时自动按本协议由乙方携同其授权人无条件零对价转让回给甲方。对乙方的业绩目标如下：在 12 个月内，乙方按原协议规定或甲方认同的营运方式为天赐万贯在主营业务上完成 500 万人民币利润（利润按会计准则标准认定）。

3. 天赐万贯实现的所有利润按各方在天赐万贯的持股比例享有，这些利润应继续用于天赐万贯后续的运营中，包含用于人员工资、系统运营、市场拓展等相关运营费用上。在完成业绩目标且甲方按协议增发股票后，乙方有义务继续保持天赐万贯的盈利和持续发展。

4.在乙方按时或提前达成第 2 点所述业绩目标后，乙方即拥有 1000 万股股票的所有权。甲方应在 3 个工作日内确认，同时再向乙方增发 1000 万股票（1000 万股×0.3067 美元/股，折合 306.7 万美元），由乙方授权人陈泽武持有。

5.在甲方增发完以上的 2000 万股时，使得乙方在甲方的持股达到 19.32%（两次向乙方发行股票之间的其他发行不计入计算）。

二、如与原协议有冲突的地方，以本补充协议为准。

三、本协议一式两份，双方各执一份。如有未尽事宜双方另行商定。

甲方：

乙方：

COMMON SEAL

2021 年 7 月 19 日

2021 年 7 月 19 日

Supplementary Agreement

Party A: ORGANIC AGRICULTURAL COMPANY LIMITED

NV Business ID: NV20181273914

Entity Number: E0189052018-5

Address: 6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng, Gaoxin Jishu Chanye Technology Development District, Harbin City. Heilongjiang Province.

Party B: UNBOUNDED IOT BLOCK CHAIN LIMITED

Company Number：11432740

Registered Address: UNIT G25 WATERFRONT STUDIOS, 1 DOCK ROAD, LONDON, UNITED KINGDOM, E16 1AH

I. According to the Cooperation Agreement (simply referred to as "Original Agreement") signed by and between the Parties in November 2020, Party A (as its subsidiary, ORGANIC AGRICULTURAL COMPANY LIMITED) and Party B (temporarily as its agent, Chen Zewu) jointly established Tianci Wanguan (Xiamen) Digital Technology Co., Ltd (hereinafter simply referred to as "Tianci Wanguan") in Xiamen, China, with Party A and Party B holding 51% and 49% of Tianci Wanguan's equity respectively. On this basis, in order to better promote the implementation of the objectives of the Original Agreement, the Parties have reached a negotiation-based consensus on the following supplementary clauses:

1. Within one (1) month after this Supplementary Agreement is signed, Party A

shall first issue 10 million additional shares (10 million shares x US$0.3067/share, equivalent to US$3.067 million) to Party B, which shall be held by Party B's authorized person Chen Zewu. Party B agrees that until the performance objective is achieved: (1) the 10 million additional shares issued this time shall not be transferred, pledged or otherwise disposed of to any third party; (2) Party B shall not use its shareholder status to interfere in any way with the management and operation of the Company to Party A's existing shareholders; (3) the management and voting rights corresponding to the shares issued by Party A and acquired by Party B under this Agreement shall be exercised by Party B and its authorized person Chen Zewu, and Party B and its authorized person Chen Zewu shall maintain the same opinion with Hao Shuping in the management and voting rights.

2. Party B shall complete the performance objective as described below within twelve (12) months from the date of the additional issue. Where Party B fails to achieve the performance objective within the period, the 10 million additional shares issued to Party B shall be automatically transferred back to Party A upon the expiry of the period by Party B together with its authorized person unconditionally with zero consideration in accordance with this Agreement. The performance objective for Party B is as follows: within twelve (12) months, Party B shall make a profit of RMB 5 million for Tianci Wanguan from its main business according to the Original Agreement or with the operation method agreed by Party A (the profit shall be determined according to the Accounting Standards).

3. All profits achieved by Tianci Wanguan shall be shared by the Parties in proportion to their shareholding in Tianci Wanguan, and these profits shall continue to

be used in the subsequent operation of Tianci Wanguan, including for staff salaries, system operation, market development and other related operating expenses. After the performance objective is completed and Party A issues additional shares according to the Agreement, Party B shall be obliged to continuously maintain the profitability and sustainable development of Tianci Wanguan.

4. After Party B achieves the performance objective mentioned in Point 2 on time or in advance, Party B shall have the ownership of the 10 million shares. Party A shall then make a confirmation within three (3) working days, and at the same time, issue another 10 million additional shares (10 million shares x USD 0.3067/share, equivalent to USD 3.067 million) to Party B, which shall be held by Party B's authorized person Chen Zewu.

5. After Party A finishes issuing the above 20 million additional shares, Party B's shareholding in Party A shall reach 19.32% (other issuances between the two issuances of shares to Party B shall not counted in the calculation).

II. Where there is any conflict with the Original Agreement, this Supplementary Agreement shall prevail.

III. This Agreement is made in two (2) copies, with each party sharing either copy of them. Any matters not mentioned herein, if any, shall be determined by the Parties through separate consultation.

Party A: Party B:

Date: July 19, 2021 Date: July 19, 2021

统一社会信用代码
91440300326667 42XW

营业执照

（副 本）

名　　称　甲骨文翻译（深圳）有限公司

类　　型　有限责任公司（自然人独资）

法定代表人　赵庭欢

成立日期　2015年03月17日

住　　所　深圳市龙岗区吉华街道甘坑社区甘李二路11号中海信创新产业城19栋2102

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